                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                [HAWAIIAN ELECTRIC INDUSTRIES, INC. LETTERHEAD]


Robert F. Clarke

President and
Chief Executive Officer

                                                                   March 7, 1997

Dear Fellow Stockholder:

     On behalf of the Board of Directors, it is once again my pleasure to invite you to attend the Annual Meeting of Stockholders of Hawaiian Electric Industries, Inc. (HEI). The meeting will be held on the Company's premises in Room 805 on the eighth floor of the Pacific Tower in Honolulu, Hawaii on April 22, 1997, at 9:30 a.m. A map showing the location of the meeting site appears on the last page of the Proxy Statement.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items of business which will be discussed during the meeting. In addition, we will review significant events of 1996 and their impact on you and your Company. Corporate officers will be available before and after the meeting to talk with you and answer any questions you may have.

     As a stockholder of HEI, it is important that your views be represented. Please help us obtain the quorum needed to conduct business at the meeting by promptly signing, dating and returning the enclosed proxy in the postage prepaid envelope.

     I join the management team of HEI in expressing our appreciation for your confidence and support. I look forward to seeing you at the Annual Meeting in Honolulu.

                                          Sincerely,

                                          /s/ ROBERT F. CLARKE
                                          ---------------------
                                              Robert F. Clarke

                   [HAWAIIAN ELECTRIC INDUSTRIES LETTERHEAD]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 22, 1997

To the Holders of Common Stock

     Notice is hereby given that the Annual Meeting of Stockholders of Hawaiian Electric Industries, Inc. will be held on Tuesday, April 22, 1997, at 9:30 a.m. in the Pacific Tower, 8th floor, Room 805, 1001 Bishop Street, Honolulu, Hawaii 96813, for the following purposes:

         1.  To elect three Class I directors.

         2.  To elect the independent auditor of the Company.

         3. To transact such other business as may be properly brought before the meeting.

     Only Common stockholders registered at the close of business on February 12, 1997, will be entitled to vote at the meeting. If your shares are registered in the name of a brokerage firm (street name) or trustee and you plan to attend the meeting, please bring a letter from the firm or trustee or other evidence of your beneficial ownership.

     All stockholders are urged to attend the meeting in person or by proxy. It is important that your shares be represented at the meeting, regardless of the size of your holding. Therefore, we urge you to SIGN, DATE and RETURN the enclosed proxy in the postage prepaid envelope as soon as possible.

                                          Betty Ann M. Splinter, Secretary
                                          Hawaiian Electric Industries, Inc.

Honolulu, Hawaii
March 7, 1997

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       -----
Introduction.........................................................................      1
Voting Rights........................................................................      1
Shares Held in Street Name...........................................................      2
Election of Directors................................................................      2
     Management Proposal 1. Election of Class I Directors............................      2
Board of Directors...................................................................      6
     Committees of the Board.........................................................      6
     Compensation of Directors.......................................................      7
     Attendance at Meetings..........................................................      7
     Nonemployee Director Retirement Plan............................................      7
Indemnification and Limitation of Liability..........................................      8
Security Ownership of Directors and Executive Officers...............................      9
Security Ownership of Certain Beneficial Owners......................................     10
Section 16(a) Beneficial Ownership Reporting Compliance..............................     10
Executive Management Compensation....................................................     11
     Summary Compensation Table......................................................     11
     Option Grants in Last Fiscal Year...............................................     12
     Aggregated Option Exercises and Fiscal Year-End Option Values...................     13
     Long-Term Incentive Plan ("LTIP") Awards........................................     14
     Pension Plans...................................................................     15
     Change-in-Control Agreements....................................................     16
     Compensation Committee Report on Executive Compensation.........................     17
     Stockholder Performance Graph...................................................     21
     Compensation Committee Interlocks and Insider Participation.....................     22
Indebtedness of Management...........................................................     23
Transactions with Management and Directors...........................................     24
Management Proposal 2. Election of Auditor...........................................     24
Submission of Stockholder Proposals..................................................     25
Other Business.......................................................................     25

                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
                            ------------------------
                                PROXY STATEMENT
                            ------------------------

INTRODUCTION

     Hawaiian Electric Industries, Inc. ("HEI" or the "Company") is mailing this Proxy Statement to its stockholders to solicit proxies for the Annual Meeting of Stockholders scheduled for April 22, 1997. The mailing address of the principal executive offices of the Company is P. O. Box 730, Honolulu, Hawaii 96808-0730.

     The approximate mailing date for this Proxy Statement, form of proxy and annual report to stockholders for the fiscal year ended December 31, 1996, is March 7, 1997. The annual report is not considered proxy soliciting material.

     The Company pays for all expenses of the proxy solicitation for the Annual Meeting. We may ask banks, brokerage houses and other custodians, nominees, and fiduciaries to forward proxy material to beneficial owners and request authority to carry out the instructions of these beneficial owners. We will reimburse these agents for their expenses. Company directors, officers and employees may solicit proxies personally or by telephone, telegram, facsimile or mail without additional compensation. D. F. King & Co., Inc. will assist in the proxy solicitation for a fee of $8,000, plus reasonable out-of-pocket expenses.

                                 VOTING RIGHTS

     Only Common stockholders of record registered at the close of business on February 12, 1997, will be entitled to vote. On February 12, 1997, 30,940,397 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on each matter presented at the Annual Meeting. Under the By-Laws of the Company, the holders of voting stock of the Company do not have cumulative voting rights in the election of directors.

     If you return a proxy to the Company, you may revoke it at any time before it is voted by 1) submitting a later dated proxy in proper form, 2) notifying the Secretary of the Company in writing of such revocation, or 3) appearing at the meeting, requesting a return of the proxy and voting the shares in person.

     The shares represented by your proxy will be voted as directed, and if no direction is indicated it will be voted for all management proposals listed in this Proxy Statement. If you wish to give your proxy to someone other than the holders of the Company's proxies, please cross out all three names appearing on the enclosed proxy and insert the name of another person to vote the shares at the meeting. For your convenience, a self-addressed envelope is enclosed, requiring no postage if mailed within the United States.

     The holders of a majority of the shares of the Company's Common Stock, present in person or by proxy at the Annual Meeting, constitute a quorum for the transaction of business. Electing Class I directors and electing the independent auditor require the affirmative vote of a majority of such quorum. In all matters other than the election of the directors, abstentions will be counted and have the same effect as a vote against the proposal.

     D. F. King & Co. will act as tabulator for broker and bank proxies while the Company has contracted with an affiliate company to act as tabulator for the proxies of the other stockholders of record. The identity and vote of any stockholder will not be disclosed to any persons other than those acting as tabulators except (i) to meet any legal requirements, (ii) in the case of a contested proxy solicitation to verify the validity of proxies and the results of the voting, and (iii) in the event a stockholder has made a written comment on the proxy form.

     If you own shares of HEI stock in the Dividend Reinvestment and Stock Purchase Plan ("DRIP") and/or the Hawaiian Electric Industries Retirement Savings Plan ("HEIRS") (including shares held in the Hawaiian Electric Industries Stock Ownership Plan which was originally adopted as a Tax Reduction Act Stock Ownership Plan ("TRASOP")), your share ownership is shown on the enclosed proxy. The respective plan trustee will vote the shares of stock held in the Plans in accordance with the directions received from stockholders participating in the Plans. For both DRIP and HEIRS (excluding TRASOP), the trustee will vote all the shares of Common Stock for which it has received no voting instruction in the same proportion as it votes shares for which it receives instruction. The trustee is prohibited from voting the shares in TRASOP for which it receives no voting instruction.

SHARES HELD IN STREET NAME

     Stockholders whose shares are held in the name of a brokerage firm or trustee or other holder of record are invited to attend the meeting, but may not vote at the meeting unless they have first obtained a legal proxy from the brokerage firm or trustee.

     If you hold your stock in "street name" and fail to instruct your broker or nominee how to vote your Common Stock, your broker or nominee may vote your stock "FOR" the election of the Class I nominees and "FOR" the proposal to elect KPMG Peat Marwick LLP as the Company's independent auditor for the fiscal year 1997 and thereafter until its successor is duly elected.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes of nearly equal size:
Class I, Class II, and Class III, with the term of office of one class expiring each year. Terms for all current Class II directors expire in 1998 and for all Class III directors in 1999. Three Class I nominees are being proposed for election at this Annual Meeting for a new three-year term expiring in 2000. The number of Class I directors was reduced to three as a result of the retirement of John D. Field on December 31, 1996 and the upcoming retirement of Ruth M. Ono, who will not stand for reelection at the Annual Meeting. The Board of Directors will consist of 13 persons after the Annual Meeting.

     The persons named in the proxy will vote your stock for the election of three directors to serve in Class I of the Company's Board of Directors for terms expiring at the 2000 Annual Meeting and thereafter until their successors are duly elected and qualified, unless authority to vote is withheld.

     Although it is not contemplated that any Board of Directors nominee will decline or be unable to serve, should such a situation arise prior to the meeting, the proxy holders may vote in their discretion for a suitable substitute.

MANAGEMENT PROPOSAL 1. -- ELECTION OF CLASS I DIRECTORS

     Three Class I directors are being proposed for election for new three-year terms (expiring in 2000) at this Annual Meeting.

     The following sets forth the name, age as of the record date, year first elected or appointed as a director of the Company, positions with the Company or business experience during the past five years, and a list of directorships of the three nominees for Class I directors as well as the Class II and III directors who will continue to serve on the Board of Directors pursuant to their prior elections.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES TO SERVE AS CLASS I DIRECTORS.

NOMINEES FOR CLASS I DIRECTORS --
Terms would end at the 2000 Annual Meeting.

-------------------    -------------------    -------------------
ROBERT F. CLARKE       A. MAURICE MYERS       JAMES K. SCOTT, ED.D.
AGE 54                 AGE 56                 AGE 45
DIRECTOR SINCE 1989    DIRECTOR SINCE 1991    DIRECTOR SINCE 1995

President and chief    Chairman, president    President of
executive officer      and chief executive    Punahou School
of the Company.        officer of Yellow      since August 1994.
  Chairman of the      Corporation            From 1985 to June
board of Hawaiian      (Overland Park,        1994, he served as
Electric Company,      Kansas) since April    Headmaster of The
Inc., American         1, 1996. President,    Catlin Gabel School
Savings Bank,          chief operating        in Portland,
F.S.B., Hawaiian       officer, and           Oregon.   Director,
Tug & Barge Corp.,     director of America    Hawaii Association
Young Brothers,        West Airlines, Inc.    of Independent
Limited, Malama        from January 1994      Schools. Trustee,
Pacific Corp., and     until his              the College Board.
HEI Power Corp.        retirement in          Member of Hawaiian
President and          December 1995. From    Educational Council
director of            June 1985 to           and Young
Hawaiian Electric      December 1993, he      Presidents
Industries             was president and      Organization.
Charitable             chief executive
Foundation and         officer of Aloha
Hycap Management,      Airgroup, Inc.
Inc. Director of         Director of
Aloha United Way.      Yellow Corp.,
Vice chairman,         Pleasant Hawaiian
Hawaii Business        Holidays, and
Roundtable. Member,    American Trucking
Air Force Civilian     Association.
Advisory Council.
Trustee, The Nature
Conservancy of
Hawaii and Hawaii
Pacific University.

CLASS II DIRECTORS --
Directors continuing in office with terms ending at the 1998 Annual Meeting.

-------------------    -------------------    -------------------    -------------------    -------------------
VICTOR HAO LI,         T. MICHAEL MAY         DIANE J. PLOTTS        KELVIN H. TAKETA       JEFFREY N. WATANABE
  S.J.D.               AGE 50                 AGE 61                 AGE 43                 AGE 54
AGE 55                 DIRECTOR SINCE 1995    DIRECTOR SINCE 1987    DIRECTOR SINCE 1993    DIRECTOR SINCE 1987
DIRECTOR SINCE 1988    Senior vice            General partner of     Vice president and     Partner in the law
Co-chairman, Asia      president of the       Mideast and China      director of the        firm of Watanabe,
Pacific Consulting     Company since          Trading Company,       Asia Pacific Region    Ing & Kawashima.
Group.                 September 1, 1995.     formerly known as      The Nature
                       President, chief       Hemmeter Investment    Conservancy.             Director of
  Director of          executive officer      Company.                                      American Savings
Hawaiian               and director of                                 Director of HEI      Bank, F.S.B.,
Electric Industries    Hawaiian Electric        Director of          Power Corp.,           Hawaiian Electric
Charitable             Company, Inc. and      Hawaiian               HISCO, Ltd.,           Industries
Foundation,            chairman of the        Electric Company,      Sustainable Forest     Charitable
HEI Power Corp.,       boards of Maui         Inc., American Sav-    Resources, LLC, and    Foundation, HEI
AES China              Electric Company,      ings Bank, F.S.B.,     Sustainable            Power Corp., Grace
Generating             Limited and Hawaii     Malama Pacific         Conservation.          Pacific Corporation
Corporation, and       Electric Light         Corp. and its                                 and affiliates,
The Queen's Health     Company, Inc. since    subsidiary                                    Suntory Resorts,
Systems. Chairman      September 1, 1995.     companies,                                    Inc., Hawaiian
of the board of        From February 1,       University of                                 Host, Inc. and
Queen's In-            1992, to August 31,    Hawaii Foundation,                            affiliates,
ternational            1995, he was senior    Hawaii Health Sys-                            Children's
Corporation and        vice president of      tems Corporation,                             Television
Pacific States         Hawaiian Electric      Plaza Club, Oahu                              Workshop, Child &
University. Member,    Company, Inc. He       Country Club and                              Family
Advisory Committee,    was a principal in     Honolulu Country                              Service--Phil-
First Amendment        the Management         Club.                                         ippines, and
Center. Consulting     Assets Group from                                                    Rehabilitation
Professor of Law,      September 1989 to                                                    Hospital of the
Stanford               January 1992.                                                        Pacific and Founda-
University.                                                                                 tion. Trustee,
                         Director of                                                        University of
                       Hawaiian Electric                                                    Hawaii Foundation
                       Industries                                                           and Children and
                       Charitable                                                           Youth Foundation of
                       Foundation and HEI                                                   the Philippines.
                       Power Corp., Member                                                  Chair, The Nature
                       of Boy Scouts of                                                     Conservancy of
                       America- Aloha                                                       Hawaii, The Queen's
                       Council Executive                                                    Health Systems, The
                       Board and Japanese                                                   Queen's Medical
                       Chamber of                                                           Center, The Alger
                       Commerce. Trustee,                                                   Foundation, and the
                       Academy of the Pa-                                                   Smithsonian Insti-
                       cific.                                                               tution National
                                                                                            Board.


CLASS III DIRECTORS --
Directors continuing in office with terms ending at the 1999 Annual Meeting.

-------------------    -------------------    -------------------    -------------------    -------------------
DON E. CARROLL         EDWIN L. CARTER        RICHARD HENDERSON      BILL D. MILLS          OSWALD K. STENDER
AGE 55                 AGE 71                 AGE 68                 AGE 45                 AGE 65
DIRECTOR SINCE 1996    DIRECTOR SINCE 1985    DIRECTOR SINCE 1981    DIRECTOR SINCE 1988    DIRECTOR SINCE 1993
President, chief       President and          President and          Chairman of the        Trustee, Kamehameha
executive              director               director of HSC,       board and chief        Schools/Bishop
officer, and di-       of Bishop Trust        Inc. and its           executive officer      Estate.
rector of Oceanic      Company, Limited       subsidiaries.          of Bill Mills
Cablevision. Vice      from 1984 until his                           Development and          Director of
president of Time      retirement in May        Director of          Investment Company,    Hawaiian Electric
Warner Cable.          1993.                  Hawaiian Electric      Inc.                   Industries
                                              Company, Inc.,                                Charitable
  Director of            Director of          Hawaii Electric          Director, Grace      Foundation, Malama
Pacific Guardian       Hawaiian Electric      Light Company,         Pacific                Pacific Corp. and
Life, Aloha United     Company, Inc., HEI     Inc., Hawaiian Tug     Corporation.           its subsidiary
Way, American Red      Investment Corp.       & Barge Corp.,         Trustee, Hawaii        companies, Grace
Cross-Hawaii           and Hawaii Council     Young Brothers,        Pacific University,    Pacific
Chapter, Hawaii        on Economic            Limited,               St. Andrew's           Corporation, Hawaii
International Film     Education.             InterIsland            Priory, and The        Community
Festival, Hawaii       Immediate past         Petroleum, Inc.,       Nature Conservancy     Reinvestment Corp.,
Nature Center, and     chairman and           Hawaii Island          of Hawaii. Member,     Pacific Housing
University of Ha-      member, Board of       Economic               Board of Governors,    Assistance
waii Koa Anuenue.      Regents, Chaminade     Development Board,     Iolani School.         Corporation, Hawaii
Secretary-treasurer    University of          Big Island                                    Real Estate
and director of the    Honolulu. Director     Substance Abuse                               Research and
Hawaii Cable           and past president     Council, and Hawaii                           Education Center,
Television             of the Boy Scouts      Island Chamber of                             Hawaii Nature
Association.           of America- Aloha      Commerce. President                           Center, Friends of
Chairman, Oceanic      Council. National      and trustee, Lyman                            Iolani Palace, and
Cable Foundation.      director and past      House Memorial                                Help, Understanding
President, Boy         president of the       Museum.                                       and Group Support
Scouts of              Pacific Region of                                                    (HUGS). Director
America-Aloha          the Navy League of       Mr. Henderson was                           and past president
Council and The 200    the United States.     the chairman of the                           of the American
Club Advisory          Chairman, Board of     board of Ocean                                Right of Way
Board. Member,         Directors, USS         Farms of Hawaii,                              Association.
Hawaii Business        Missouri Memorial      Inc. (OFH), an                                President, Mutual
Roundtable, Hawaii     Association, Inc.      aquaculture company                           Housing Association
Executives Council,    Honorary member and    that filed a                                  Wharton Real Estate
Air Force Civilian     past chairman of       petition in June                              Center. Trustee,
Advisory Council,      the Bishop Museum      1992 for voluntary                            Cash Assets Trust,
Army Civilian          Board of Directors.    bankruptcy under                              Hawaiian Tax-Free
Advisory Council,      Member, Board of       Chapter 7 of the                              Trust, Pacific
USS Missouri           Management, Armed      U.S. Bankruptcy                               Capital Funds, The
Advisory Committee,    Services YMCA.         Code. The assets of                           Peregrine Fund, The
Honolulu Community     Trustee, treasurer,    OFH in the                                    Nature Conservancy
Media Council,         and past chairman,     bankruptcy                                    of Hawaii, Kahi
National Cable         Board of Trustees      proceedings were                              Mohala (Sutter
Television As-         of the Academy of      abandoned to the                              Health Pacific),
sociation, and         the Pacific.           secured creditor,                             Academy of the
Cable Television                              and the Trustee was                           Pacific, and St.
Administration and                            discharged. HSC,                              Andrew's Priory.
Marketing Society,                            Inc. owned an                                 Member, Board of
Inc.                                          approximate 1%                                Governors, Iolani
                                              interest in OFH.                              School.


                               BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     The Board of Directors has four standing committees: Audit, Compensation, Executive and Nominating. The names of the members, number of meetings held in 1996, and the duties and responsibilities of each committee are shown in the table below.

                                       NUMBER OF
                                     MEETINGS HELD
  COMMITTEE          MEMBERS          DURING 1996        PRINCIPAL DUTIES AND RESPONSIBILITIES
-------------  --------------------  -------------   ----------------------------------------------
AUDIT          Diane J. Plotts*            6         Reviews with management, the internal auditor
               Don E. Carroll                        and the Company's independent auditor the
               Victor H. Li                          activities of the internal auditor, the
               Kelvin H. Taketa                      results of the annual audit by the independent
                                                     auditor and the financial statements which are
                                                     included in the Company's annual report to
                                                     stockholders. The Audit Committee holds such
                                                     meetings as it deems advisable to review the
                                                     financial operations of the Company.

COMPENSATION   Edwin L. Carter*            3         Reviews the current salary administration
               Don E. Carroll                        policies and compensation strategy of the
               Bill D. Mills                         Company. See pages 17 to 20 for the
               A. Maurice Myers                      Compensation Committee Report on Executive
               Oswald K. Stender                     Compensation.

EXECUTIVE      Richard Henderson*          0         Reviews and discusses organizational and other
               Edwin L. Carter                       matters. The Executive Committee possesses and
               Robert F. Clarke**                    exercises such powers of the Board as are
               Diane J. Plotts                       expressly delegated to it by the Board from
               Jeffrey N. Watanabe                   time to time and is responsible for
                                                     considering and making recommendations to the
                                                     Board concerning any questions relating to the
                                                     business and affairs of the Company.

NOMINATING     Jeffrey N. Watanabe*        1         In December 1996, each member of the Board
               A. Maurice Myers                      evaluated the performance of the Board as a
               James K. Scott                        whole, and each director whose term expires at
               Oswald K. Stender                     the 1997 Annual Meeting completed a self-
                                                     evaluation of his or her performance as a
                                                     member of the Board. The Nominating Committee
                                                     reviewed and discussed these evaluation forms
                                                     prior to recommending to the Board of
                                                     Directors the slate of nominees to be
                                                     submitted to the stockholders for election at
                                                     the 1997 Annual Meeting. The Committee will
                                                     consider recommendations for nominees for
                                                     director from all sources, including
                                                     stockholders. Stockholders who wish to
                                                     recommend nominees should write to the
                                                     Company's Nominating Committee, in care of the
                                                     Secretary, Hawaiian Electric Industries, Inc.,
                                                     P.O. Box 730, Honolulu, Hawaii 96808. Such
                                                     recommendations must be received by December
                                                     8, 1997, to be considered for the 1998 Annual
                                                     Meeting of Stockholders.

---------------

 *denotes chair

**employee director

COMPENSATION OF DIRECTORS

     Nonemployee directors of the Company received the following compensation for their services as directors during 1996 (employee members of the Board of Directors receive no additional compensation for service as directors).

                                   COMPENSATION                                     AMOUNT
----------------------------------------------------------------------------------  -------
Annual Board Retainer                                                               $15,000(1)
  Stock component -- 259 shares*
  Cash component -- $6,000**
Board Attendance Fee (per meeting)                                                      700
Committee Attendance Fee (per meeting)                                                  700
Committee Attendance Fee for Committee Chair (per meeting)                              800

---------------

  * Sixty percent of retainer pursuant to the Nonemployee Director Stock Plan. The number of shares of stock distributed was based on a price of $34.625 per share, which was equal to the average high and low sales prices of HEI Common Stock on April 26, 1996 (the third business day following the Annual Meeting in April), with a cash payment made in lieu of any fractional share.

 ** Paid quarterly in equal installments. In order to receive the fourth quarter installment, directors are required to have attended at least 75% of the combined total of all Board meetings and all meetings of Board committees on which they serve.

(1) On December 17, 1996, the Board voted to terminate the Nonemployee Director Retirement Plan (as discussed below). The Board also voted to increase the annual retainer paid to nonemployee directors from $15,000 to $20,000, effective April 22, 1997, payable 60 percent in HEI Common Stock and 40 percent in cash.

ATTENDANCE AT MEETINGS

     In 1996, there were twelve regular monthly meetings and two special meetings of the Board of Directors. All incumbent directors attended at least 75% of the combined total meetings of the Board and committees on which they served.

NONEMPLOYEE DIRECTOR RETIREMENT PLAN

     Upon retirement from service as a director, the Nonemployee Director Retirement Plan (which had been approved by the stockholders on April 17, 1990) provides certain retirement benefits to nonemployee directors of the Company or any subsidiary of the Company that elects to participate in the Plan. The Plan provides a payment to each director who serves for at least 5 consecutive years and meets other requirements of the Plan in an amount equal to the annual retainer which was in effect in the year that the nonemployee director retired. The payments are paid for a period equal to the number of years of active service accumulated and terminate in the event of the director's death.

     At the meeting of the Board of Directors on December 17, 1996, the Board voted to terminate the Nonemployee Director Retirement Plan as described above, and pay the present value of the accrued retirement benefits to directors age 55 and under (Messrs. Carroll, Li, Mills, Scott, Taketa and Watanabe) or with 5 years of service or less (Mr. Stender) as of April 22, 1997, on the basis of 60 percent HEI Common Stock and 40 percent cash. A discount rate of 6.5 percent was used in the calculation of the present value and it was assumed that the current nonemployee directors' accrued benefits would commence at the mandatory retirement age of 72. The cash portion of the accrued benefits was paid to these directors on January 30, 1997, and the stock portion will be invested in each of these director's HEI Dividend Reinvestment and Stock Purchase Plan account on February 28, 1997.

     The retirement benefits for all other directors (Messrs. Carter, Henderson and Myers and Ms. Plotts) were frozen as of December 31, 1996, and will be paid according to the terms of the Plan based on the $15,000 annual retainer in effect on December 31, 1996. The right of previously retired directors to receive benefits continue according to the Plan.

                  INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Company entered into Indemnity Agreements with each of its directors and executive officers as approved by stockholders at the 1989 Annual Meeting. The Indemnity Agreement provides for mandatory indemnification of the director or officer to the fullest extent permitted by law. This includes indemnification against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred. The Indemnity Agreement also provides for the mandatory payment of expenses incurred by the director or officer in defending a proceeding. However, these expenses must be repaid if it is later determined that the officer or director is not entitled to indemnification.

     The Indemnity Agreement excludes indemnification (i) for proceedings initiated by the officer or director unless the Board of Directors determines indemnification to be appropriate; (ii) for amounts covered by insurance; (iii) for profits made from the purchase or sale of stock by a director or officer which are subject to the "short-swing profits" liability provisions of federal or state securities laws; (iv) for an action or omission by the officer or director determined to be willful misconduct or to have been knowingly fraudulent or deliberately dishonest; or (v) if a proper court determines that such indemnification is not permitted by law.

     At the 1990 Annual Meeting, the stockholders approved a proposal to amend the Restated Articles of Incorporation of the Company to add a new Article Fourteenth eliminating the personal liability of its directors for monetary damages to the fullest extent permitted by Hawaii law.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the shares of Common Stock beneficially owned by each director, named executive officers as listed in the Summary Compensation Table on page 11 and by directors and executive officers as a group, as of February 12, 1997, based on information furnished by the respective individuals.

                AMOUNT OF COMMON STOCK AND BENEFICIAL OWNERSHIP

-----------------------------------------------------------------------------------------------------------
 NAME OF INDIVIDUAL     SOLE VOTING OR    SHARED VOTING OR    OTHER BENEFICIAL
      OR GROUP         INVESTMENT POWER   INVESTMENT POWER*     OWNERSHIP**      STOCK OPTIONS***    TOTAL
-----------------------------------------------------------------------------------------------------------
NONEMPLOYEE DIRECTORS
Don E. Carroll               1,287                   0                  0                   0         1,287
Edwin L. Carter              2,784                   0                  0                   0         2,784
Richard Henderson            1,786                   0                  0                   0         1,786
Victor Hao Li                    0               1,626                268                   0         1,894
Bill D. Mills                3,351                   0                  4                   0         3,355
A. Maurice Myers               746               1,070                  0                   0         1,816
Diane J. Plotts              1,534                   0                  0                   0         1,534
James K. Scott                 461                   0                  0                   0           461
Oswald K. Stender            2,114                   0                  0                   0         2,114
Kelvin H. Taketa             1,303                   0                  0                   0         1,303
Jeffrey N. Watanabe          2,617                 362                  2                   0         2,981

EMPLOYEE DIRECTORS
  AND EXECUTIVE
  OFFICERS
Robert F. Clarke             7,426              10,000                  0             123,193       140,619
T. Michael May               1,149                   0                  0               5,000         6,149

OTHER NAMED EXECUTIVE
  OFFICERS
Peter C. Lewis               3,603                   0                279              12,573        16,455
Wayne K. Minami              1,610               6,047                  0              22,670        30,327
Robert F. Mougeot              549               4,497                  0              14,194        19,240

ALL DIRECTORS AND
  EXECUTIVE OFFICERS
  AS A GROUP (22
  PERSONS)                  38,936              23,898              2,476             239,257       304,567****

---------------

    * Shares registered in name of the individual and spouse.

  ** Shares owned by spouse, children or other relatives sharing the home of the director or officer and in which personal interest of the director or officer is disclaimed.

 *** Stock options, including accompanying dividend equivalent shares, exercisable within 60 days after February 12, 1997, under the 1987 Stock Option and Incentive Plan, as amended in 1992 and 1996.

**** The directors and executive officers of HEI as a group beneficially owned
     0.98% of the Company's Common Stock on February 12, 1997, and no director or officer owned more than .45% of such stock.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table presents information about the beneficial ownership of each person known to the Company to own more than 5% of the outstanding Common Stock as of December 31, 1996.

                                      SHARES
                                   BENEFICIALLY      PERCENT OF
       NAME AND ADDRESS                OWNED            CLASS
-------------------------------    -------------    -------------
Pioneering Management Corp.        3,024,663(1)         9.94%
60 State Street
Boston, Massachusetts 02109

Franklin Resources, Inc.           1,943,480(2)         6.3%
777 Mariners Island Boulevard
P.O. Box 7777
San Mateo, California 94403

---------------

(1) This information is based on a Schedule 13G, dated February 4, 1997, filed with the Securities and Exchange Commission that discloses that Pioneering Management Corp. has sole voting and shared dispositive powers over the 3,024,663 shares.

(2) This information is based on a joint filing on Schedule 13G, dated February 12, 1997, with the Securities and Exchange Commission by Franklin Resources, Inc. ("FRI"), Franklin Advisers, Inc. ("FAI"), Charles B. Johnson, and Rupert H. Johnson, Jr. As set forth in the Schedule 13G, these securities are beneficially owned by investment companies or other managed accounts which are advised by FAI and Franklin Management, Inc., two subsidiaries of FRI. The named individuals are the principal shareholders of FRI.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934, as amended, requires that officers, directors, and holders of more than 10% of the Common Stock file reports of their trading in equity securities of the Company with the Securities and Exchange Commission. Based on a review of Section 16 forms filed by its reporting persons during the last fiscal year, the Company believes that its reporting persons complied with all applicable Section 16 filing requirements, except for Messrs. Carroll and May. Both Mr. Carroll and Mr. May did not file one of their respective reports in a timely fashion -- Mr. Carroll his Form 3 and Mr. May one transaction on Form 4. Both reports were filed within a month of their respective due dates.

                       EXECUTIVE MANAGEMENT COMPENSATION

     The Executive Management Compensation section contains the following tables and a graph: Summary Compensation Table; Option Grants in Last Fiscal Year; Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values; Long-Term Incentive Plan -- Awards in Last Fiscal Year; and Stockholder Performance Graph. Also included in this section of the Proxy Statement is a Pension Plan Table, a report on Change-in-Control agreements, a report on executive compensation which has been issued by the Compensation Committee of the Board of Directors, and a discussion of Compensation Committee Interlocks and Insider Participation.

SUMMARY COMPENSATION TABLE

     The following summary compensation table shows the annual and long-term compensation of the chief executive officer and the four other most highly compensated executive officers of the Company serving during 1996.

                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------
                                            ANNUAL COMPENSATION              LONG-TERM COMPENSATION

                                    -----------------------------------------------------------------
                                                                              AWARDS        PAYOUTS
                                                                            -------------------------
                                                                OTHER                                       ALL
                                                                ANNUAL      SECURITIES                     OTHER
                                                               COMPEN-      UNDERLYING        LTIP        COMPEN-
   NAME AND PRINCIPAL               SALARY(1)     BONUS(2)     SATION(3)    OPTIONS(4)     PAYOUTS(5)     SATION(6)
        POSITION           YEAR        ($)          ($)          ($)           (#)            ($)           ($)
-----------------------------------------------------------------------------------------------------------------
 ROBERT F. CLARKE          1996     $464,000     $196,702      $   -0-        20,000        $     --     $26,609
 President & CEO           1995      440,000      108,301          -0-        20,000         321,173      17,852
                           1994      452,967      199,149      101,033        20,000             -0-      14,195
 T. MICHAEL MAY            1996      282,000       98,747      107,412        12,000              --      13,945
 Senior Vice President     1995      226,000       41,987          -0-         4,000             N/A       8,177
                           1994      199,667       32,995          -0-           -0-             N/A       8,151
 WAYNE K. MINAMI           1996      242,000       41,684          -0-         8,000              --          98
 President & CEO           1995      221,000          -0-          -0-         8,000         147,933          77
 American Savings Bank,    1994      219,733       39,166          -0-         8,000          85,875          72
 F.S.B.
 ROBERT F. MOUGEOT         1996      225,000       46,217          -0-         5,000              --      13,583
 Financial Vice President  1995      217,000       25,892          -0-         5,000         115,344       8,598
                           1994      206,667       58,608          -0-         5,000             -0-       7,147
 PETER C. LEWIS            1996      194,000       39,655          -0-         5,000              --      12,576
 V.P. -- Administration    1995      188,000       31,046          -0-         5,000          95,586      11,871
                           1994      179,667       53,561          -0-         5,000             -0-      10,809
-----------------------------------------------------------------------------------------------------------------

---------------

(1) Includes a one-time lump sum transitional payment in 1994, representing two years of "normalized" insider directors' fees following a decision by the Compensation Committee to discontinue all insider directors' fees, effective May 1, 1994 (lump sum payments of $40,000 for Mr. Clarke and $9,800 for Mr. Minami). Also includes directors' fees for the period January 1 through April 30, 1994 of $6,300 for Mr. Clarke and $1,400 for Mr. Minami.

(2) The named executive officers are eligible for an incentive award under the Company's annual Executive Incentive Compensation Plan ("EICP"). EICP bonus payouts are reflected as compensation for the year earned.

(3) Covers perquisites of $101,033 for Mr. Clarke for 1994 which he recognized as imputed income under the Internal Revenue Code, including $91,306 under the category club membership (representing once in a lifetime reimbursement of initiation fees of $48,000 grossed up for taxes, plus reimbursement of monthly dues not grossed up for taxes). Covers perquisites of $107,412 for Mr. May for 1996 which he recognized as imputed income under the Internal Revenue Code, including $95,691 under the category club membership (representing once in a lifetime reimbursement of initiation fees of $50,000 grossed up for taxes, plus reimbursement of monthly dues not grossed up for taxes).

(4) Except for Mr. May's options granted in 1995, options granted for the three-year period 1994-1996 contained dividend equivalents as further described below under the heading Option Grants in Last Fiscal Year.

(5) Long-Term Incentive Plan ("LTIP") payouts are determined in April each year for the three-year cycle ending on December 31 of the previous calendar year; if there is a payout, the amount is reflected as LTIP compensation in the table for the previous year for the named executive officers. In April 1995, an LTIP payout was made only to Mr. Minami for the 1992-1994 performance cycle and is reflected as LTIP compensation in the table for 1994. In April 1996, LTIP payouts were made for the 1993-1995 performance cycle and are reflected as LTIP compensation in the table for 1995. The determination of whether there will be a payout under the 1994-1996 LTIP will not be made until later this year.

(6) Represents amounts accrued by the Company for certain death benefits provided to the named executive officers, as more fully covered in the Compensation Committee Report on page 20 under the heading, "Other Compensation Plans".

OPTION GRANTS IN LAST FISCAL YEAR

     The following table presents information on the nonqualified stock options which were granted to the five named executive officers on April 15, 1996. The practice of granting stock options, which include dividend equivalent shares, has been followed each year since 1987.

                       OPTION GRANTS IN LAST FISCAL YEAR

                              NUMBER OF
                              SECURITIES    PERCENT OF                                     GRANT
                              UNDERLYING   TOTAL OPTIONS                                   DATE
                               OPTIONS      GRANTED TO     EXERCISE                       PRESENT
                              GRANTED(1)   EMPLOYEES IN      PRICE                       VALUE(2)
              NAME               (#)        FISCAL YEAR    ($/SHARE)   EXPIRATION DATE      ($)
     -----------------------  ----------   -------------   ---------   ----------------  ---------
     Robert F. Clarke.......    20,000           25%        $ 35.83    April 15, 2006    $ 154,600
     T. Michael May.........    12,000           15           35.83    April 15, 2006       92,760
     Wayne K. Minami........     8,000           10           35.83    April 15, 2006       61,840
     Robert F. Mougeot......     5,000            6           35.83    April 15, 2006       38,650
     Peter C. Lewis.........     5,000            6           35.83    April 15, 2006       38,650

---------------

(1) For the 50,000 option shares granted with an exercise price of $35.83 per share to the named executive officers, additional dividend equivalent shares are granted at no additional cost throughout the four-year vesting period (vesting in equal installments) which begins on the date of grant. Dividend equivalents are computed, as of each dividend record date, both with respect to the number of shares under the option and with respect to the number of dividend equivalent shares previously credited to the participant and not issued during the period prior to the dividend record date. Accelerated vesting is provided in the event a Change-in-Control occurs. No stock appreciation rights have been granted under the Company's current benefit plans.

(2) Based on a Binomial Option Pricing Model, which is a variation of the Black-Scholes Option Pricing Model. For the stock options granted on April 15, 1996, with a 10-year option period, an exercise price of $35.83, and with additional dividend equivalent shares granted for the first four years of the option, the Binomial Value adjusted for forfeiture risk is $7.73 per share. The following assumptions were used in the model: Stock Price:
    $35.83; Exercise Price: $35.83; Term: 10 years; Volatility: 0.102; Interest
    Rate: 6.93%; and Dividend Yield: 6.76%. The following were the valuation results: Binomial Option Value: $2.88; Dividend Credit Value: $4.85; and Total Value: $7.73.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table shows the stock options, including dividend equivalents, exercised by the named executive officers in 1996. Also shown is the number of unexercised options and the value of unexercised in the money options, including dividend equivalents, at the end of 1996. Under the Stock Option and Incentive Plan, dividend equivalents have been granted to each executive officer as part of the stock option grant, except for Mr. May's 1993 and 1995 stock option grants and a one-time, premium-priced grant to Mr. Clarke in May 1992.

     Dividend equivalents permit a participant who exercises a stock option to obtain at no additional cost, in addition to the option shares, the amount of dividends declared on the number of shares of Common Stock with respect to which the option is exercised during the period between the grant and the exercise of the option. Dividend equivalents are computed, as of each dividend record date throughout the four-year vesting period (vesting in equal installments), which begins on the date of grant, both with respect to the number of shares underlying the option and with respect to the number of dividend equivalent shares previously credited to the executive officer and not issued during the period prior to the dividend record date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                           OPTIONS (INCLUDING          IN THE MONEY OPTIONS
                                                                         DIVIDEND EQUIVALENTS)   (INCLUDING DIVIDEND EQUIVALENTS)
                                  DIVIDEND                    VALUE        AT FISCAL YEAR-END        AT FISCAL YEAR-END(1)(2)
                     SHARES     EQUIVALENTS      VALUE       REALIZED    ----------------------  --------------------------------
                    ACQUIRED      ACQUIRED     REALIZED    ON DIVIDEND        EXERCISABLE/                 EXERCISABLE/
                  ON EXERCISE   ON EXERCISE   ON OPTIONS   EQUIVALENTS       UNEXERCISABLE                UNEXERCISABLE
       NAME           (#)           (#)           ($)          ($)                (#)                          ($)
------------------------------  ------------  -----------  ------------  ----------------------  --------------------------------
Robert F.
 Clarke...........    --           --          $  --         $ --            111,600/54,776              $421,594/301,464
T. Michael May....    --           --             --           --              4,000/16,629                  3,295/36,148
Wayne K. Minami...    --           --             --           --             18,378/21,588               149,957/117,970
Robert F.
  Mougeot.........    --           --             --           --             10,867/14,096                 87,939/78,599
Peter C. Lewis....     1,250          371           (784)      13,101          9,246/14,096                 74,306/78,599

---------------

(1) All options were in the money (where the option price is less than the closing price on December 31, 1996) except the 1993 stock option grant with dividend equivalents at $38.27 per share and the 1992 premium-priced stock option grant without dividend equivalents with an exercise price of $41.00 per share.

(2) Value based on closing price of $36.125 per share on the New York Stock Exchange on December 31, 1996.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS

     The table below lists the LTIP awards made to the named executive officers during 1996. The table shows potential payments that are tied to the achievement of better than average performance over a three-year period (1996-1998) relating to two separate goals for all the named executive officers except Mr. Minami, who has a third goal in addition to the two goals listed immediately below.

     The two goals are (1) return on average common equity (weighted 40%), and
(2) total return to shareholders (weighted 60%). The weighting of each goal applies to all the named executive officers except Mr. Minami. The Company's performance is measured against the Edison Electric Institute Index of 100 Investor-Owned Electric Companies as of December 31, 1998 ("Peer Group"). This is the same Peer Group used for the Stockholder Performance Graph shown on page
21. However, the performance of the LTIP Peer Group is calculated on a noncapitalized weighted basis whereas the Stockholder Performance Graph Peer Group is calculated on a capitalized weighted basis. The LTIP uses a noncapitalized weighted basis so as not to give a disproportionate emphasis to the larger companies in the Edison Electric Institute Index. For Mr. Minami, the two goals set forth above are weighted (1) return on average common equity (20%), and (2) total return to shareholders (30%). Mr. Minami's third goal (weighted 50%) is based on a return on average common equity for American Savings Bank, F.S.B. ("ASB") for the same three-year LTIP cycle.

     Threshold minimum awards with respect to each goal will be earned if the Company's performance equals the average performance of the Peer Group with respect to that goal. Mr. Minami's threshold minimum for his third goal, which must be achieved in at least two out of three years during the LTIP cycle, is a return on average common equity of ASB of 12%. Maximum awards will be earned on the return on average common equity goal if the Company's performance is 2 1/2 percentage points above the average of the return on average common equity of the Peer Group. Maximum awards will be earned on the total return to shareholders goal if the Company's performance is 5 percentage points above the average of the total return to shareholders of the Peer Group. For Mr. Minami, the maximum award on his third goal will be earned if the return on average common equity of ASB equals or exceeds 16%. Earned awards are distributed in the form of 60% cash and 40% Company Common Stock with the maximum award level for each executive officer ranging from 75% to 100% of the midpoint of the officer's salary grade range at the end of the three-year performance period.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                                    ESTIMATED FUTURE PAYOUTS
                                              THREE-YEAR           ---------------------------
                                           PERFORMANCE CYCLE       THRESHOLD(1)       MAXIMUM
                    NAME                      ENDING DATE              ($)              ($)
    -------------------------------------  -----------------       ------------       --------
    Robert F. Clarke.....................       12/31/98             $163,020         $494,000
    T. Michael May.......................       12/31/98               78,000          234,000
    Wayne K. Minami......................       12/31/98               64,250          192,750
    Robert F. Mougeot....................       12/31/98               59,000          177,000
    Peter C. Lewis.......................       12/31/98               48,750          146,250

---------------

(1) Assumes meeting minimum threshold on all goals; however, if only one goal (weighted 40%) is met, the minimum threshold estimated future payout would be: Mr. Clarke -- $65,208; Mr. May -- $31,200; Mr. Mougeot -- $23,600; and
    Mr. Lewis -- $19,500. For Mr. Minami, if only one goal (weighted 20%) is met, the minimum threshold estimated future payout would be $12,850. There is no LTIP payout unless the minimum threshold is met on at least one of the goals.

PENSION PLANS

     All regular employees (including the named executive officers) of the Company are covered by noncontributory, qualified defined benefit pension plans. The plans provide retirement benefits at normal retirement (age 65), reduced early retirement benefits and death benefits. The named executive officers except Mr. Minami participate in the Retirement Plan for Employees of HEI and Participating Subsidiaries ("HEI Plan"). Mr. Minami is a participant in the American Savings Bank Retirement Plan ("ASB Plan"). Mr. Clarke and Mr. Minami also participate respectively in the HEI Supplemental Executive Retirement Plan and the ASB Supplemental Retirement, Disability, and Death Benefit Plan (see page 16).

     Due to certain Internal Revenue Code limitations on qualified plan benefits, executives affected by these limits are also covered under the Hawaiian Electric Industries, Inc. Excess Benefit Plan ("Excess Plan") and the Hawaiian Electric Industries, Inc. Excess Pay Supplemental Executive Retirement Plan ("Excess Pay SERP"), which are noncontributory, nonqualified plans.

     The following table shows estimated annual pension benefits payable upon retirement under the HEI Plan, Excess Plan and Excess Pay SERP based on base salary that is covered under the three plans and years of service with the Company and all of its subsidiaries.

                               PENSION PLAN TABLE

                                                        YEARS OF SERVICE
                                      ----------------------------------------------------
              REMUNERATION               15         20         25         30         35
    --------------------------------  --------   --------   --------   --------   --------
    $100,000........................  $ 30,600   $ 40,800   $ 51,000   $ 61,200   $ 67,000
     150,000........................    45,900     61,200     76,500     91,800    100,500
     200,000........................    61,200     81,600    102,000    122,400    134,000
     250,000........................    76,500    102,000    127,500    153,000    167,500
     300,000........................    91,800    122,400    153,000    183,600    201,000
     350,000........................   107,100    142,800    178,500    214,200    234,500
     400,000........................   122,400    163,200    204,000    244,800    268,000
     450,000........................   137,700    183,600    229,500    275,400    301,500

     The HEI Plan provides a monthly retirement pension for life. Benefits are determined by multiplying years of credited service and 2.04% (not to exceed 67%) times the participant's Final Average Compensation (average base salary for any consecutive 36 months that produce the highest monthly average). As of December 31, 1996, the named executive officers had the following number of years of credited service under the HEI Plan: Mr. Clarke, 9 years; Mr. May, 4 years; Mr. Mougeot, 8 years; and Mr. Lewis, 28 years.

     Benefits under the ASB Plan are determined by multiplying years of credited service (not to exceed 35 years) and 1.5% times the participant's Final Average Compensation (average compensation for the highest five of the last ten years of credited service). As of December 31, 1996, Mr. Minami had ten years of credited service under the ASB Plan. His estimated annual benefit payable in the form of a single life annuity projected to age 65 is $53,180, based on his current compensation level.

     Internal Revenue Code Section 415 limits the retirement benefit that a participant can receive from qualified retirement plans such as the HEI Plan and ASB Plan. The limit for 1996 is $120,000 per year at age 65. The Company adopted the Excess Plan to provide benefits that cannot be paid from the qualified plans due to this maximum limit.

     Internal Revenue Code Section 401(a) limits a participant's compensation that can be recognized under qualified retirement plans. The limit on the maximum compensation for 1996 under Section 401(a) is $250,000 for the HEI Plan and $150,000 for the ASB Plan. The Company adopted the Excess Pay SERP to provide benefits that cannot be paid from the qualified plans due to the maximum compensation limit under Section 401(a).

     The Company also maintains two Supplemental Executive Retirement Plans ("HEI SERP" and "ASB SERP") for certain executive officers. Mr. Clarke participates in the HEI SERP and Mr. Minami participates in the ASB SERP. Benefits under the HEI SERP and ASB SERP are in addition to qualified retirement benefits payable from the HEI Plan, the ASB Plan and Social Security.

     Under the HEI SERP, at age 60, the executive is eligible to receive a benefit of up to 60% (depending on years of credited service) of the participant's average compensation, which includes amounts received under the annual Executive Incentive Compensation Plan ("EICP") in the highest three out of the last five years of service. The benefit payable under the HEI SERP is reduced by the participant's primary Social Security benefit and the benefit payable from the HEI Plan, but in no event is less than the benefit that would have been payable under the HEI Plan (before any Internal Revenue Code Section 415 and 401(a) reductions). The HEI SERP provides for reduced early retirement benefits at age 50 with 15 years of service or age 55 with five years of service, and survivor benefits in the form of an annuity in the event of the participant's death after becoming eligible for early retirement. The overall total retirement benefits payable to Mr. Clarke in the form of a straight life annuity projected to age 65 is $255,935, based on his current compensation level ($61,690 from the HEI Plan and $194,245 from the HEI SERP). As of December 31, 1996, Mr. Clarke had 9 years of credited service under the HEI SERP.

     The ASB SERP provides a benefit at age 65 of up to 60% (depending upon years of credited service) of the participant's average compensation (including 50% of the amounts received under the EICP) in the highest five consecutive years out of the last ten years of service, reduced by the participant's primary Social Security benefit and the benefit payable from the ASB Plan, but in no event is less than the benefit that would have been payable under the ASB Plan (before any Internal Revenue Code Section 415 and 401(a) reductions). The ASB SERP also provides for termination and survivor benefits in certain circumstances. The overall total retirement benefits payable to Mr. Minami in the form of a straight life annuity projected to age 65 is $141,873, based on his current compensation level ($53,180 from the qualified ASB Plan and $88,693 from the ASB SERP). As of December 31, 1996, Mr. Minami had 10 years of credited service under the ASB SERP.

CHANGE-IN-CONTROL AGREEMENTS

     Since 1989, the Company has entered into Change-in-Control Agreements with certain executives, including the executives named in the Summary Compensation Table, to encourage and ensure their continued attention and dedication to the performance of their assigned duties without distraction in the event of potentially disturbing circumstances arising from a change-in-control of the Company.

     Each Agreement provides that benefits, compensation and position responsibility of these officers will remain at existing levels for a period of two years following a "Change-in-Control," unless the "Expiration Date" of the Agreement has occurred. A "Change-in-Control" is defined to include a change-in-control required to be reported under the proxy rules in effect on the date of the agreements, the acquisition by a person (as defined under the Securities Exchange Act of 1934) of 25% or more of the voting securities of the Company, or specified changes in the composition of the Board of Directors of the Company following a merger, tender offer or certain other corporate transactions. "Expiration Date" is defined as the earliest to occur of (a) two years after a change-in-control, (b) termination of the executive's employment by the Company for "Cause" (as defined in the Agreement) or by the executive other than for "Good Reason" (as defined in the Agreement), (c) retirement, or
(d) termination of the Agreement by the Company's Board of Directors, or termination of the executive's employment, prior to a change-in-control. If the employment of one of these executives is terminated after a change-in-control and prior to the expiration date, the Company is obligated to provide a lump sum severance equal to 2.99 times the executive's average W-2 earnings for the last five years (or such lesser period that the executive has been employed by the Company), subject to certain limitations. Based on W-2 earnings for the five most recent years (1992-1996), the lump sum severance would be as follows: Mr. Clarke -- $2,138,729; Mr.
May -- $865,829; Mr. Minami -- $1,087,535; Mr. Mougeot -- $1,019,688; and Mr.
Lewis -- $913,175. In the event of a change-in-control, all outstanding stock options would become immediately exercisable.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

     Decisions on executive compensation are made by the Compensation Committee of the Board which is composed of five independent nonemployee directors. All decisions by the Compensation Committee are approved by the full Board.

     The committee has retained the services of an independent compensation consulting firm to assist in executive compensation matters.

Executive Compensation Philosophy

     The Compensation Committee's philosophy with respect to the Company's executive officers, including the chief executive officer, is designed to (1) maintain a compensation program that is equitable in a competitive marketplace,
(2) provide compensation opportunities that integrate pay with the Company's annual and long-term performance goals which support growth in stockholder value, (3) recognize and reward individual initiative and achievements, and (4) allow the Company to attract, retain, and motivate qualified executives who are critical to the Company's success.

     The committee supports the position that stock ownership by management is beneficial in aligning management's and stockholders' interests in improving stockholder value. Thus, the committee has increasingly utilized stock options and stock payouts in the compensation program for the executive officers with a goal of increasing stock ownership over time.

Executive Compensation Program

     The Company's executive compensation program consists of three main parts:
(1) base salary, (2) potential for an annual bonus based on overall Company financial and operational performance as well as individual performance, and (3) the opportunity to earn long-term cash and stock-based incentives which are intended to encourage the achievement of superior results over time and to align executive officer and stockholder interests. The second and third elements constitute the "at-risk" portion of the compensation program and are designed to link the interests of the executive with those of the stockholders. This means that total compensation for each executive is variable and may change significantly from year to year depending on the short- and long-term performance of the Company as well as the subsidiary companies.

Base Salary

     Salaries for executive officers are reviewed by the committee in April of each year in consultation with the committee's independent compensation consultant. The consultant, at the direction of the committee, examines the position responsibilities of each officer at HEI and each of its subsidiaries against similar positions in similar organizations. All compensation references represent the fiftieth percentile or midpoint of pay practices found in similar organizations. The specific surveys used are based on the consultant's recommendation given the organization's overall compensation philosophy. For executive officers at the holding company level, the competitive references are drawn from compensation surveys of other electric utilities (weighted 75%) and general industry (weighted 25%); for electric utility executive officers, the competitive references are drawn exclusively from compensation surveys of other electric utilities; for financial institution executive officers, the references are drawn exclusively from compensation surveys of other financial institutions; for interisland freight transportation executive officers, compensation references are drawn from other transportation companies (weighted 50%) and general industry (weighted 50%); and for real estate related executive officers, the compensation surveys encompass companies within the real estate industry. Based on the information from these surveys, the consultant recommends a salary range for each executive officer position. The midpoint of the range approximates the fiftieth percentile of the survey data and the range has a spread of plus and minus 20% around this midpoint. Based on the consultant's recommendation, the committee has determined that it is not economically feasible to survey all 100 investor-owned electric utilities used in the Stockholder Performance Graph. Instead the consultant provides the committee with references from two surveys of electric utilities which includes many, but not all, of the 100 investor-owned electric utility companies. These surveys include one conducted by the Edison Electric Institute in which the Company participates and one conducted by Executive Compensation Surveys in which the Company does not participate. Actual setting of an executive officer's base salary (except for Mr. Clarke) is based on Mr. Clarke's recommendation and the committee's approval.

     Mr. Clarke's base salary is determined through the committee's overall evaluation of his performance during the preceding year. This evaluation is subjective in nature and takes into account all aspects of his responsibilities at the total discretion of the committee. Based on the survey data provided by the consultant, the resulting salary range recommendation, and the committee's overall evaluation of Mr. Clarke's performance during 1995, Mr. Clarke's base salary was raised from an annual rate of $452,000 to an annual rate of $470,000 effective May 1, 1996. The $18,000 increase aligned Mr. Clarke's base salary close to the midpoint of the relevant salary range.

Annual Executive Incentive Compensation Plan

     Under the annual Executive Incentive Compensation Plan ("EICP"), annual incentive awards are granted upon the achievement of financial and nonfinancial performance measures established by the committee in the early part of each calendar year. The financial measures are stated in terms of minimum, target and maximum goals. One of the financial measures is directly linked to financial operating budgets submitted to the Company's Board of Directors for approval in December of the previous year. These financial measures are earnings-related for all named executive officers and include criteria such as earnings per share for the named executive Company officers and net income for the named executive officers who are also subsidiary presidents (Mr. May and Mr. Minami). For the two named executive officers who are also subsidiary presidents, company specific operational and strategic goals make up the remainder of their EICP goals. Other financial measures for the named executive officers (except Mr. May and Mr. Minami) relate to (1) a comparison of the Company's total return to shareholders in 1996 measured against the Edison Electric Institute Peer Group of 100 investor-owned electric utility companies included in the Stockholder Performance Graph for the same period and (2) measurement of individual officers' actual administrative and general expenses for 1996 against budgeted expenses established at the beginning of the year. For these named executive officers (except Mr. Clarke) there is an additional nonfinancial goal relating to the individual officer's performance. Mr. Clarke evaluates each officer's performance and makes a recommendation to the committee.

     The EICP has a minimum financial performance threshold linked to earnings per share or net income (based on whether measurement is at the Company or subsidiary company level) which must be achieved before a bonus can be considered. The maximum awards under the EICP differ for each of the named executive officers, ranging from a low of 37% to a high of 60% of the midpoint of the salary grade range at the end of the year for Mr. Clarke. The minimum, target and maximum EICP potential award levels for each of the named executive officers are established by the committee each year based on recommendations from the committee's independent compensation consultant. The consultant bases its recommendations on an assessment of competitive practices from a cross-section of all industries, including some of the electric utility companies included in the Stockholder Performance Graph.

     Under the 1996 EICP, Mr. Clarke received a payout of $196,702 in early 1997. This resulted from achievement of (1) the earnings per share goal (weighted 70%) at a level above target and (2) lower than forecast 1996 administrative and general expenses for the Company (weighted 10%) above the target level. There was no payout for the total return to shareholders goal (weighted 20%) since the Company's total return for 1996 was below the minimum threshold of at least being equal to the average total return of the Edison Electric Institute Peer Group of 100 investor-owned electric utility companies. The EICP award for Mr. Clarke was exclusively based on the foregoing measures. No further adjustment was made by the committee.

Long-Term Incentive Plan

     The Company provides a long-term incentive plan ("LTIP") that is linked to the long-term financial performance of the Company. All awards under the LTIP are paid 60% in cash and 40% in HEI Common Stock. The LTIP goals are based on the achievement of financial criteria established by the committee for a three-year period. A new performance period of three years starts each year. In April 1996, the committee established the financial measures for the 1996-1998 cycle which included (1) return on average common equity (weighted 40%) and (2) total return to stockholders (weighted 60%), comparing the Company's results against the Edison Electric Institute Peer Group of 100 investor-owned electric utility companies included in the Stockholder Performance Graph. The weighting of each goal applies to all the named executive officers except Mr. Minami who has a third LTIP goal (weighted 50%) which is discussed in the Long-Term Incentive Plan ("LTIP") Awards section on page 14. The three LTIP financial performance goals above were selected by the committee because they represented a meaningful method of supporting growth in stockholder value over time. The achievement of each of the three goals is expressed in terms of minimum and maximum levels. The minimum and maximum LTIP award levels for each of the named executive officers are established by the committee each year based on recommendations from the committee's independent compensation consultant. The consultant bases its recommendations on an assessment of competitive practices from a cross-section of all industries, including some of the electric utility companies included in the Stockholder Performance Graph. These goals are covered in more detail in the discussion of the Long-Term Incentive Plan ("LTIP") Awards section on page 14.

     For the three-year cycle ending December 31, 1995, Mr. Clarke received a one-time payout of $321,173 in 1996 for achieving above the minimum level for all three financial goals: (1) total return to shareholders (weighted 40%), (2) return on average common equity (weighted 30%), and (3) annual earnings per share growth rate (weighted 30%). To receive a payout under each goal, the Company's performance for the three-year period must exceed the average financial results of the Edison Electric Institute Peer Group of 100 investor-owned utility companies for the respective goal.

Stock Options

     The committee can grant nonqualified stock options, incentive stock options, restricted stock, stock appreciation rights, and dividend equivalents pursuant to the 1987 Stock Option and Incentive Plan of Hawaiian Electric Industries, Inc. (as amended and restated effective February 20, 1996), which was previously approved by the stockholders. To date, only nonqualified stock options and dividend equivalents have been issued under the Plan. Every other year, the committee requests its independent compensation consultant to assess competitive practices with respect to stock option grants from a cross-section of all industries, including some of the electric utility companies included in the Stockholder Performance Graph. Based on this assessment, the consultant recommends a range of stock option grants for each named executive officer. This range takes into account the fact that a portion of the officer's long-term incentive opportunity is delivered through participation in the LTIP. In granting stock options, the committee takes into consideration the amount and value of current options outstanding. The grants are intended to retain the officers and to motivate them to improve long-term stock performance. Stock options are granted at average fair market value which is based on the average of the daily high and low sales prices of the Company's Common Stock on the New York Stock Exchange during the calendar month preceding the date of grant. Stock options generally vest in equal installments over a four-year period.

     The 1996 stock option award to Mr. Clarke of 20,000 shares of HEI Common Stock plus dividend equivalents was based on the consultant's recommendation and the independent evaluation of an appropriate award level by the committee. In this evaluation, the committee took into account prior grants to Mr. Clarke and an overall subjective evaluation of his job performance. To receive the dividend equivalents which accrue only during the first four years following a stock option grant, Mr. Clarke must exercise the stock option after vesting and before the expiration of the 10-year period from the date the option was granted.

Other Compensation Plans

     The Company has adopted certain broad-based employee benefit plans and executive retirement and life insurance plans in which its named executive officers participate. Other than the HEI Retirement Savings Plan (which qualifies under Section 401(k) of the Internal Revenue Code), which offers the Company's Common Stock as one of the investment options to further align employees' and stockholders' long-term financial interests, benefits under these other plans are not tied to Company performance.

     For the named executive officers and certain other employees, the Company provides additional retirement benefits which are discussed on pages 15 and 16. In the event of death during active employment, the Company also provides all the named executive officers (except Mr. Minami) and certain other employees $50,000 term life insurance plus an amount equal to two times the employee's salary on an after-tax basis at the date of death, paid by the Company to the employee's beneficiary. If the employee dies after retirement, this benefit is reduced to $20,000 term life insurance plus an amount equal to one times the employee's salary at retirement, also on an after-tax basis. For Mr. Minami, American Savings Bank provides term life insurance equal to one and one-half times his salary at the date of death in the event of death during active employment. After retirement, the benefit is reduced to $5,000.

     Finally, the committee has reviewed the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (IRC), relating to the $1 million deduction cap for executive salaries and believes that no compensation for the five highest paid named executives will be governed by this regulation during 1997. Compensation alternatives to comply with IRC 162(m) will be considered by the committee at the appropriate time.

                                SUBMITTED BY THE
                             COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

                           EDWIN L. CARTER, CHAIRMAN
                                 DON E. CARROLL
                                 BILL D. MILLS
                                A. MAURICE MYERS
                               OSWALD K. STENDER
                RICHARD HENDERSON (JANUARY 1996 -- AUGUST 1996)
               JEFFREY N. WATANABE (JANUARY 1996 -- AUGUST 1996)

STOCKHOLDER PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of companies listed on the Standard & Poor's 500 Stock Index and the Edison Electric Institute ("EEI") Index of 100 Investor-Owned Electric Companies. The 100 companies comprising the EEI Index serve 99% of the customers of the investor-owned electric utility industry. The graph is based on the market price of the common stock for all the companies at December 31 each year and assumes that $100 was invested on December 31, 1991 in the Company's Common Stock and the common stock of all the companies and that dividends were reinvested for all companies.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   AMONG HAWAIIAN ELECTRIC INDUSTRIES, INC.,
               S&P 500 INDEX, AND EDISON ELECTRIC INSTITUTE INDEX

                                  1991 - 1996

        MEASUREMENT PERIOD           HAWAIIAN ELECTRIC     S&P 500 COM-
      (FISCAL YEAR COVERED)                INDS               POSITE           EEI 100 INDEX
1991                                               100                 100                 100
1992                                            107.38              107.62              107.59
1993                                            109.98              118.46              119.59
1994                                            106.63              120.03              105.75
1995                                            136.31              165.13              138.55
1996                                            135.86              203.05              140.22

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee serving at the end of 1996 were Edwin L. Carter, Chairman, and Don E. Carroll, Bill D. Mills, A. Maurice Myers, and Oswald K. Stender, members.

     The membership of the Compensation Committee was changed in August 1996 as a result of revisions to Rule 16b-3 under the Securities Exchange Act of 1934. As a result, two members of the Committee, Richard Henderson and Jeffrey N. Watanabe, resigned their membership on the Compensation Committee.

     American Savings Bank, F.S.B. ("ASB"), a subsidiary of the Company, discontinued offering preferential rate loans to its directors, including individuals who are also directors or executive officers of HEI in August 1989, as a result of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). FIRREA provided that savings institutions would be subject to provisions of the Federal Reserve Act which prohibited preferential rate loans to directors and executive officers of the insured institution or its commonly owned affiliates. Effective September 30, 1996, the Economic Growth and Regulatory Paperwork Reduction Act of 1996 amended the Federal Reserve Act to allow for preferential rate loans and ASB began offering such loans to its directors, as well as individuals who are also directors or executive officers of the Company.

     The following preferential rate loan was made by ASB prior to the enactment of FIRREA and was not affected by the prohibitions enacted in 1989 against preferential loans.

                                           LARGEST        LOAN
                                            LOAN         AMOUNT                        AVERAGE
                                           AMOUNT      OUTSTANDING                     INTEREST
                                         OUTSTANDING       ON           TYPE OF          RATE
                                         DURING 1996    12/31/96      TRANSACTION     CHARGED(1)
                                         -----------   -----------   --------------   ----------
    Jeffrey N. Watanabe...............    $ 312,105       -0-        First Mortgage     7.50%

---------------

(1) The first mortgage rate is based on ASB's policy for employees and directors using a formula of .50% above the cost of funds or .50% above the Applicable Federal Rate established by the Internal Revenue Service, whichever is greater.

     In addition, Mr. Watanabe is a partner in the law firm of Watanabe Ing & Kawashima that provided legal services to the Company and two of its subsidiaries in 1996.

     Malama Pacific Corp. ("MPC"), a subsidiary of the Company is engaged in real estate development activities. Two of MPC's subsidiaries are currently involved in partnerships with HSC Inc. ("HSC"), a corporation in which director Richard Henderson and his family own, directly or indirectly, 76% of the stock. Both of the transactions described below were negotiated on an arm's length basis and were approved by the disinterested members of the HEI Board.

     Sunrise Estates. Malama Development Corp. ("Malama Development"), a wholly owned subsidiary of MPC, and HSC are partners in a general partnership known as Sunrise Estates which is completing the sale of the final 8 lots of a project consisting of 165 one-acre residential agricultural lots in Hilo, Hawaii. HSC is the managing partner of the partnership. Management fees of $27,350 were paid in 1996, and one sale was made in 1996. Malama Development and HSC have each contributed $308,200 to the partnership and Malama Development has advanced $17,413 to the partnership. Each partner has received distributions of $1,136,639. Malama Development and HSC share equally in the profits and losses of the partnership. As of December 31, 1996, 157 lots were sold.

     Sunrise Estates II. Malama Elua Corp. ("Malama Elua"), a wholly owned subsidiary of MPC, and HSC are partners in a general partnership known as Sunrise Estates II which will develop and market approximately 145 one-acre residential agricultural lots in Hilo, Hawaii, adjacent to the Sunrise Estates development. The property was purchased by HSC in June 1990 for $2.1 million. In

1991, the partnership purchased the development property from HSC at an agreed upon fair market value of $2.7 million, subject to a bank loan of $2.1 million. The valuation of the property interest transferred by HSC to the Sunrise Estates II partnership was negotiated and took into account HSC's incurred acquisition, carrying, and development costs as well as existing market conditions. HSC is the managing partner of the partnership. As of December 31, 1996, Malama Elua and HSC have each contributed $1,129,067 to the partnership, and HSC has advanced $501,799 to the partnership. The partners will share equally in the profits and losses of the partnership. On December 4, 1995, MPC extended a loan to HSC in the amount of $135,000 to be used to reduce the bank debt of Sunrise Estates II. The loan was secured by HSC's partnership interest and was also guaranteed by the principals of HSC, Inc. It was repaid in full on June 30, 1996.

                           INDEBTEDNESS OF MANAGEMENT

     As disclosed in the above section on Compensation Committee Interlocks and Insider Participation on page 22, ASB offers preferential rate loans to its directors, including individuals who are also directors or executive officers of the Company.

     In addition to Mr. Watanabe, one director (who is also an executive officer) and one executive officer of the Company, whose aggregate indebtedness to ASB exceeded $60,000 through February 21, 1997, received preferential rate loans as shown below.

                                      LARGEST            LOAN
                                       LOAN             AMOUNT                            AVERAGE
                                      AMOUNT          OUTSTANDING                         INTEREST
                                    OUTSTANDING           ON              TYPE OF           RATE
                                  THROUGH 2/21/97       2/21/97         TRANSACTION      CHARGED(1)
                                  ---------------     -----------     ---------------    ----------
Robert F. Clarke................    $ 1,000,000       $ 1,000,000     First Mortgage         6.0%
Wayne K. Minami.................         87,000            87,000     First Mortgage         6.0%

---------------

(1) The first mortgage rate is based on ASB's policy for employees and directors using a formula of .50% above the cost of funds or .50% above the Applicable Federal Rate established by the Internal Revenue Service, whichever is greater.

     ASB has made other loans, established lines of credit and issued credit cards to directors and executive officers of the Company, and to members of their immediate families. These loans and extensions of credit have been made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     In addition, ASB has purchased a 25% participation interest in two loans made by Bank of Hawaii to Finance Realty Company, Ltd. ("Finance Realty") and Finance Holdings, Ltd. The family of the spouse of Constance H. Lau, the Treasurer of the Company, owns approximately one-sixth of the common stock of Finance Enterprises, the parent company of Finance Realty and Finance Holdings, Ltd. ASB's 25% participation interest in both loans was made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     In addition to the above loans financed by ASB, two officers of the Company, T. Michael May (also a director of the Company) and Robert F. Mougeot, are indebted to the Company or one of its subsidiary companies. Mr. May is indebted in the amount of $180,000 for an employee relocation loan made to him by Hawaiian Electric Company, Inc. in 1993. The loan is an interest only loan at an interest rate of 6.28%, with the unpaid principal and interest due on December 28, 2008, or sooner if Mr. May ceases to be an employee of the Company. Mr. Mougeot is indebted in the amount of $165,000 for a loan made to him by the Company in 1989 to finance his purchase of the fee simple interest in his home. The loan is an interest only loan at an interest rate of 8.01%, with the entire principal balance of the loan due on March 1, 2004.

                   TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

     Malama Development and Malama Elua, wholly owned subsidiaries of MPC, are each in partnership with HSC, a corporation in which director Richard Henderson and his family own 76% of the stock. The partnerships and their real estate development activities are discussed on pages 22 and 23 in the section on Compensation Committee Interlocks and Insider Participation.

     In addition, Malama Mohala Corp. ("Malama Mohala"), a wholly owned subsidiary of MPC, is involved in a partnership with Palailai Holdings, Inc. ("PHI"), a subsidiary of Finance Enterprises in which the family of Ms. Lau, the Treasurer of the Company, owns approximately one-sixth of the common stock. Finance Enterprises is the parent company of Finance Realty, Ltd., PHI, Finance Home Builders, Ltd., and Finance Factors Limited.

     Palailai Associates. Malama Mohala and PHI are equal partners in a general partnership known as Palailai Associates ("Palailai") which is currently developing homes in Makakilo, Hawaii. PHI's parent company, Finance Realty, Ltd., received $299,561 in management fees and $78,027 in sales commissions from the partnership during 1996. Finance Home Builders, Ltd., a general contractor and affiliate of PHI and Finance Realty, received payments of $363,112 during 1996 under its contract with Palailai for the construction of homes. The partnership also earned $12,262 of interest income from Finance Factors Limited.

     Finally, director Jeffrey Watanabe is a partner in the law firm of Watanabe Ing & Kawashima that performed legal services for the Company and certain of its subsidiaries during 1996.

                 MANAGEMENT PROPOSAL 2. -- ELECTION OF AUDITOR

     The firm of KPMG Peat Marwick LLP, independent certified public accountants, has been the auditor of the Company since 1981. The Board of Directors recommends the election of KPMG Peat Marwick LLP as the auditor of the Company for the fiscal year 1997 and thereafter until its successor is duly elected.

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the next Annual Meeting must be received by the Company by November 10, 1997, for inclusion in the Proxy Statement and form of proxy for the 1998 Annual Meeting of Stockholders. Proposals should be sent to the attention of the Secretary of the Company.

                                 OTHER BUSINESS

     The Company knows of no other business to be presented at the Annual Meeting, but if further matters do properly come before the meeting, the holders of your proxy will vote your stock in accordance with their best judgment.

     Under the By-Laws of the Company, if a stockholder of record wishes to present a matter of business which may be properly brought before the Annual Meeting, the stockholder must give notice in writing to the Secretary of the Company no later than March 24, 1997. The notice must state a brief description of such business, the name and address of the stockholder, the number of shares of Common Stock owned by the stockholder, and any material interest of the stockholder in such business.

     PLEASE DATE, SIGN AND RETURN YOUR PROXY AS SOON AS POSSIBLE to make certain that your shares will be voted at the meeting. If you attend the meeting, as we hope you will, you may vote your shares in person.

                                          By Order of the Board of Directors

                                          Betty Ann M. Splinter, Secretary
March 7, 1997

                                      [MAP]

                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
                  900 Richards Street, Honolulu, Hawaii 96813

                                                                      [HEI LOGO]

                                                                          P
                                                                          R
                                                                          O
                                                                          X
                                                                          Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 1997, AT 9:30 A.M., IN THE PACIFIC TOWER, 8TH FLOOR, ROOM 805, 1001 BISHOP STREET, HONOLULU, HAWAII 96813.

        The undersigned hereby constitutes and appoints Robert F. Clarke, Richard Henderson and Edwin L. Carter and each of them the proxy of the undersigned, with full power of substitution, to vote all the Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 22, 1997, or at any adjournment thereof.

        Said proxies are instructed to vote as indicated below. IF NO DIRECTION IS INDICATED, SAID PROXIES WILL VOTE FOR ALL NOMINEES IN CLASS I AND FOR PROPOSAL 2. Said proxies are also authorized to vote in their discretion with respect to any other matters which may come before the meeting.

        The Board of Directors recommends a vote FOR the following proposals:

1. Election of Class I directors (term ending at the 2000 Annual Meeting) (CHECK ONE BOX ONLY)
        Nominees: Robert F. Clarke, A. Maurice Myers, and James K. Scott

        [ ]  To vote FOR ALL Nominees named above, check this box.

        [ ] To WITHHOLD AUTHORITY to vote for all Nominees named above, check this box.

        [ ] To withhold authority for any particular Nominee, write the Nominee's name in the following space: ____________________________

                                                    ____________________________

2.      Election of KPMG Peat Marwick LLP as auditor (CHECK ONE BOX ONLY)

             [ ]  FOR           [ ]  AGAINST            [ ]  ABSTAIN

(PLEASE SIGN YOUR NAME exactly as it appears at the top of this proxy. Joint owners should each sign personally. Attorney, Executor, Administrator, Trustee or Guardian should indicate full title. If address is incorrect, please give us the correct one.)


___________________________________________    Dated ____________________, 1997
Signature (no witness required)

___________________________________________
Signature (if held jointly)

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                    PLEASE COMPLETE AND RETURN ENTIRE PROXY
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